Exhibit 99.1

GOLDFIELD ANNOUNCES STRONG THIRD QUARTER RESULTS
MELBOURNE, Florida, November 4, 2016 - The Goldfield Corporation (NYSE MKT: GV), today announced strong results for the three and nine months ended September 30, 2016. The Goldfield Corporation headquartered in Florida, through its subsidiaries, Power Corporation of America, Southeast Power Corporation and C and C Power Line, Inc., is a leading provider of electrical construction services for the utility industry and industrial customers, with operations primarily in the Southeast and mid-Atlantic regions of the United States and Texas.
Nine months ended September 30, 2016, compared to the same period in 2015:

•	Revenue grew 8.4% to $98.7 million from $91.1 million. Electrical construction revenue grew 5.4%, attributable to significant growth in non-MSA electrical construction projects.

•
Income from continuing operations before taxes increased to $16.6 million from $4.3 million. This increase was fueled by more than a two-fold increase in electrical construction operations income before income taxes(1) resulting mainly from higher revenues and improved operating efficiencies. Margins on electrical construction operations operating income increased to 20.9% from 8.9%.(1) Results for the nine month period in 2015 included a pre-tax operating loss of approximately $4.4 million on certain Texas projects completed in the second quarter of 2015.

•	Net income grew to $10.4 million ($0.41 per share) from $2.2 million ($0.09 per share).

•	EBITDA(1) improved to $21.6 million from $9.2 million, as a result of the same factors which drove the growth in our pre-tax operating income.

- more -

Three months ended September 30, 2016, compared to the same period in 2015:

•	Revenue increased 13.3% to $30.7 million from $27.1 million. Electrical construction revenue increased 10.6%, mainly attributable to the increase in non-MSA work.

•
Income from continuing operations before taxes increased to $3.6 million from $3.0 million. This increase was fueled by a 9.8% increase in electrical construction operations income before income taxes(1) resulting mainly from revenue growth. Margins on electrical construction operations operating income remained steady at 15.5% compared to 15.8% in the same period last year.(1) The decrease in such margin from 20.9% in the current nine month period to 15.5% in the current quarterly period largely resulted from the conclusion of certain particularly high margin projects in the first two quarters of 2016.

•	Net income grew to $2.3 million ($0.09 per share) from $1.7 million ($0.07 per share).

•	EBITDA(1) improved to $5.3 million from $4.8 million, as a result of the same factors which drove the growth in our pre-tax operating income.
Backlog
As of September 30, 2016, backlog was $170.3 million compared to $214.5 million as of the same date last year. We expect approximately $75.9 million of this backlog to be completed within 12 months. Backlog is only estimated at a particular point in time and is not determinative of total revenue in any particular period. It does not reflect future revenue from a significant number of short-term projects undertaken and completed between the estimated dates. The decline in backlog resulted primarily from completion of work under existing master service agreements (“MSA”) not yet eligible for renewal. The size and amount of future projects awarded under MSAs cannot be determined with certainty and revenue from such contracts may vary substantially from current estimates.
President and Chief Executive Officer John H. Sottile said, “Our strong results reflect the successful efforts of our team in improving operating efficiencies. We have been able to achieve continued growth while maintaining healthy profit margins. We are committed to the high level of service provided to our existing customers while, at the same time, working to expand our geographic footprint and customer base.”

- more -

About Goldfield
Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast and mid-Atlantic regions of the United States and in Texas.
For additional information on our 2016 third quarter results, please refer to our report on Form 10-Q being filed with the Securities and Exchange Commission and visit the Company’s website at
http://www.goldfieldcorp.com.
___________________
(1) Represents Non-GAAP Financial Measure - The non-GAAP financial measures used in this earnings release are more fully described in the accompanying supplemental data and reconciliation of non-GAAP financial measures to the reported GAAP measures. The non-GAAP measures in this press release and on The Goldfield Corporation’s website are provided to enable investors and analysts to evaluate the Company’s performance excluding the effects of certain items that impact the comparability of operating results between reporting periods and compare the Company’s operating results with those of its competitors. These measures should be used to supplement, and not in lieu of, results prepared in conformity with GAAP. Because not all companies use identical calculations, this presentation of electrical construction operations operating income (loss), electrical construction operations income (loss) before taxes and EBITDA may not be comparable to other similarly-titled measures of other companies.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:
The Goldfield Corporation
Phone:    (321) 724-1700
Email:     investorrelations@goldfieldcorp.com

- Tables Follow -

The Goldfield Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
Electrical construction	$29,653,625	$26,813,125	$95,385,820	$90,509,971
Other	1,000,538	249,236	3,283,799	553,102
Total revenue	30,654,163	27,062,361	98,669,619	91,063,073
Costs and expenses
Electrical construction	23,161,561	20,966,266	70,096,028	77,422,210
Other	663,320	231,163	2,298,227	502,040
Selling, general and administrative	1,532,689	1,072,870	4,607,106	3,552,001
Depreciation and amortization	1,590,233	1,677,097	4,672,078	4,949,367
Gain on sale of property and equipment	(19,056)	(84,179)	(914)	(66,988)
Total costs and expenses	26,928,747	23,863,217	81,672,525	86,358,630
Total operating income	3,725,416	3,199,144	16,997,094	4,704,443
Other income (expense), net
Interest income	10,009	4,918	25,369	14,903
Interest expense, net of amount capitalized	(146,022)	(175,651)	(457,313)	(509,478)
Other income, net	12,903	14,216	42,363	47,053
Total other expense, net	(123,110)	(156,517)	(389,581)	(447,522)
Income from continuing operations before income taxes	3,602,306	3,042,627	16,607,513	4,256,921
Income tax provision	1,298,420	1,199,211	6,089,367	1,746,602
Income from continuing operations	2,303,886	1,843,416	10,518,146	2,510,319
Loss from discontinued operations, net of income tax benefit of $0, $39,395, $66,077 and $194,249, respectively	—	(98,918)	(108,007)	(299,956)
Net income	$2,303,886	$1,744,498	$10,410,139	$2,210,363
Net income (loss) per share of common stock — basic and diluted
Continuing operations	$0.09	$0.07	$0.41	$0.10
Discontinued operations	—	—	—	(0.01)
Net income	$0.09	$0.07	$0.41	$0.09
Weighted average shares outstanding — basic and diluted	25,451,354	25,451,354	25,451,354	25,451,354

The Goldfield Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$16,815,987	$11,374,238
Accounts receivable and accrued billings, net	18,547,073	17,250,067
Costs and estimated earnings in excess of billings on uncompleted contracts	12,044,706	10,292,199
Income taxes receivable	639,379	—
Residential properties under construction	2,768,374	145,450
Prepaid expenses	1,494,843	1,210,780
Deferred income taxes	—	773,245
Other current assets	509,394	1,188,630
Total current assets	52,819,756	42,234,609

Property, buildings and equipment, at cost, net	32,838,290	34,671,947
Deferred charges and other assets	4,197,075	4,257,051
Total assets	$89,855,121	$81,163,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$11,712,672	$10,067,553
Current portion of notes payable, net	6,105,039	5,815,510
Income taxes payable	—	483,763
Accrued remediation costs	140,089	135,786
Other current liabilities	272,287	234,161
Total current liabilities	18,230,087	16,736,773

Deferred income taxes	7,547,460	8,328,492
Accrued remediation costs, less current portion	95,420	107,429
Notes payable, less current portion, net	18,254,279	20,656,402
Other accrued liabilities	66,923	83,698
Total liabilities	44,194,169	45,912,794
Commitments and contingencies
Stockholders’ equity
Common stock	2,781,377	2,781,377
Capital surplus	18,481,683	18,481,683
Retained earnings	25,706,079	15,295,940
Common stock in treasury, at cost	(1,308,187)	(1,308,187)
Total stockholders’ equity	45,660,952	35,250,813
Total liabilities and stockholders’ equity	$89,855,121	$81,163,607

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Electrical construction operations operating income (loss), is defined as total operating income (loss) adjusted for non-electrical construction activity within total operating income (loss) including: other operations gross margins (loss) and non-electrical construction selling, general and administrative, depreciation and amortization, and gain or loss on sale of property and equipment. Electrical construction operations operating income (loss), a non-GAAP financial measure, does not purport to be an alternative to the Company’s total operating income (loss) as a measure of operations. Because not all companies use identical calculations, this presentation of electrical construction operations operating income (loss) may not be comparable to other similarly-titled measures of other companies. We believe investors may benefit from the presentation of electrical construction operations operating income (loss) in evaluating our operating performance because it provides our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations and is useful in comparing our operating results with those of our competitors.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Electrical Construction Operations Operating Income	2016	2015	2016	2015
Total operating income (GAAP as reported)	$3,725,416	$3,199,144	$16,997,094	$4,704,443
Total operating income (GAAP as reported) as a percentage of total revenue of $30,654,163, $27,062,361, $98,669,619 and $91,063,073, respectively	12.2%	11.8%	17.2%	5.2%
Other operations gross margin	(337,218)	(18,073)	(985,572)	(51,062)
Non-electrical construction selling, general and administrative	1,183,276	1,033,841	3,790,577	3,298,324
Non-electrical construction depreciation and amortization	37,129	31,094	98,053	92,937
Electrical construction operations operating income	$4,608,603	$4,246,006	$19,900,152	$8,044,642
Electrical construction operations operating income as a percentage of electrical construction revenue $29,653,625, $26,813,125, $95,385,820 and $90,509,971, respectively	15.5%	15.8%	20.9%	8.9%

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Electrical construction operations income (loss) before income taxes, is defined as consolidated income (loss) from continuing operations before income taxes adjusted for non-electrical construction activity within income (loss) from continuing operations before income taxes including: other operations gross margins (loss) and non-electrical construction selling, general and administrative, depreciation and amortization, gain or loss on sale of property and equipment, interest income, interest expense, and other income. Electrical construction operations income (loss) before income taxes, a non-GAAP financial measure, does not purport to be an alternative to the Company’s consolidated income (loss) from continuing operations before income taxes as a measure of income (loss). Because not all companies use identical calculations, this presentation of electrical construction operations income (loss) before income taxes may not be comparable to other similarly-titled measures of other companies. We believe investors may benefit from the presentation of electrical construction operations income (loss) before income taxes in evaluating our performance because it provides our investors with an additional tool to compare our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core results and is useful in comparing our results with those of our competitors.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Electrical Construction Operations Income Before Income Taxes	2016	2015	2016	2015
Total income from continuing operations before income taxes (GAAP as reported)	$3,602,306	$3,042,627	$16,607,513	$4,256,921
Other operations gross margin	(337,218)	(18,073)	(985,572)	(51,062)
Non-electrical construction selling, general and administrative	1,183,276	1,033,841	3,790,577	3,298,324
Non-electrical construction depreciation and amortization	37,129	31,094	98,053	92,937
Non-electrical construction interest (income)	(1,678)	(1,798)	(7,726)	(6,171)
Non-electrical construction other (income), net	(10,734)	(13,601)	(36,872)	(44,027)
Electrical construction operations income before income taxes	$4,473,081	$4,074,090	$19,465,973	$7,546,922

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
EBITDA, a non-GAAP performance measure used by management, is defined as net income (loss) plus: interest expense, provision (benefit) for income taxes and depreciation and amortization, as shown in the table below. EBITDA, a non-GAAP financial measure, does not purport to be an alternative to net income (loss) as a measure of operating performance. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies. We use, and we believe investors benefit from the presentation of, EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
EBITDA	2016	2015	2016	2015
Net income (GAAP as reported)	$2,303,886	$1,744,498	$10,410,139	$2,210,363
Interest expense, net of amount capitalized	146,022	175,651	457,313	509,478
Provision for income taxes, net (1)	1,298,420	1,159,816	6,023,290	1,552,353
Depreciation and amortization (2)	1,590,233	1,677,097	4,672,078	4,949,367
EBITDA	$5,338,561	$4,757,062	$21,562,820	$9,221,561
___________
(1) Provision for income tax, net is equal to the total amount of tax provision, which includes the tax benefit for discontinued operations.
(2) Depreciation and amortization includes depreciation on property, plant and equipment and amortization of finite-lived intangible assets.